As filed with the Securities and Exchange Commission June 20, 2003 Registration No.

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

NORSTAN, INC.

(Exact name of registrant as specified in charter)

Minnesota (State or other jurisdiction of incorporation or organization)	7385 (Primary Standard Industrial Classification Code Number)	41-0835746 (I.R.S. employer identification number)

5101 Shady Oak Road
Minnetonka, Minnesota 55343
952.352.4000
(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Copy to:
Scott G. Christian Norstan, Inc. 5101 Shady Oak Road Minnetonka, Minnesota 55343 952.352.4000	Philip J. Tilton, Esq. Maslon Edelman Borman & Brand, LLP 3300 Norwest Center Minneapolis, Minnesota 55402-4140 612.672.8200

Approximate date of the commencement of proposed distribution: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of		Proposed Maximum	Proposed Maximum	Amount of
Securities	Amount To Be	Offering Price	Aggregate Offering	Registration
To be Registered	Registered	per Share(1)	Price(1)	Fee

common stock, par value $.10 per share	100,000	$3.71	$371,000	$30.01

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 of the Securities Act based upon a $3.71 per share average of high and low sale prices of the Registrant’s common stock on the Nasdaq National Market on June 19, 2003.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

SUBJECT TO COMPLETION, DATED JUNE 20, 2003

SELLING SHAREHOLDER OFFERING PROSPECTUS

Norstan, Inc.
100,000 Shares of Common Stock

     The shares of common stock of Norstan, Inc. offered by this prospectus are being offered by the selling shareholder listed on page 8 of this prospectus. The common stock of Norstan, Inc. is listed on The Nasdaq Stock Market under the symbol “NRRD.” On June 19, 2003, the last sale price for Norstan, Inc.’s common stock as reported on The Nasdaq National Market was $3.73.

     This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss. See “Risk Factors” beginning on page 4.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 20, 2003.

NORSTAN, INC.
RISK FACTORS
Risks Relating to Norstan
Risks Associated with this Offering
FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
SELLING SHAREHOLDER
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
WHERE YOU CAN FIND MORE INFORMATION
EX-5 Opinion/Consent of Maslon Edelman Borman
EX-23.1 Consent of Deloitte & Touche LLP

NORSTAN, INC.

     Norstan is a full-service communications solutions and services company that delivers voice and data technologies and services, and remanufactured equipment to select corporate end-users and channel partners. We offer a full range of technologies for call center design, IP telephony/PBX, messaging, infrastructure, conferencing, and mobility. Norstan manages the operations of its subsidiaries, Norstan Communications, Inc., Norstan Canada, Ltd., Norstan Financial Services, Inc., Vibes Technologies, Inc., Norstan International, Inc., and Norstan-UK Limited. We are headquartered in Minnetonka, Minnesota with sales and services throughout North America. Norstan’s common stock is listed on The Nasdaq Stock Market under the symbol NRRD.

     Norstan derives its business by delivering legendary service through the installation of a broad array of technology platforms, software solutions and on-going system maintenance needs. We currently work with over 15,000 customers, drawing our customers from the banking/finance, healthcare, manufacturing, retail, government, education, utilities, finance/insurance and non-profit sectors. Norstan derives revenues from technology service support sales to a broad channel of manufacturers, resellers and distributors and through partnerships with manufacturers offering best-in-class technology. We maintain a direct sales effort focused on Fortune 2000 companies and an inside sales force dedicated to smaller opportunities. Our remanufactured equipment segment supports our customer base, channel partners, resellers and distributors with efficient and reliable resale services.

     To address the complex communication requirements of our customers, we provide a broad range of products and services through three interrelated business segments: Communications Technology Solutions and Services, Resale Services, and Financial Services which accounted for 85.6 percent, 12.9 percent and 1.5 percent, respectively, of our revenues for the nine-month period ended January 25, 2003. Communications Technology Solutions and Services provides best-in-class technologies and services focused on selected enterprise customers throughout North America and technology implementation and support services for network providers, manufacturers, integrators and resellers. Resale Services provides refurbished and re-certified voice and data products to end users. Financial Services supports the sales process by providing customers with customized financing alternatives.

     Norstan maintains 34 sales and service locations in 24 cities throughout the United States and Canada. We serve over 15,000 customers across a broad range of industries and focus our marketing efforts on middle-market and Fortune 2000 companies with complex technology and communication requirements. Current customers include Charles Schwab, Best Buy, IBM and Harley-Davidson. Norstan’s strong emphasis on customer satisfaction is evidenced by a fiscal year 2002 survey. Administered by an independent third party, the survey recorded an overall customer satisfaction rating of 97.2 percent. This dedication to customer service, together with our breadth of service offerings, has resulted in Norstan becoming the fourth largest communications services provider in North America. We believe that our outstanding customer service will enable us to capture a greater portion of each customer’s communication budgets in the future as well as provide other growth opportunities through multi-channel marketing.

     Norstan provides leading-edge technologies in its Communications Technology Solutions and Services and Resale Services segments. We have established strategic alliances with leading communication companies that enhance our ability to offer best-in-class, custom-tailored solutions to our customers. We improve the way our customers communicate. Our strategic partners include Alcatel, Aspect Communications, Captaris, Cisco Systems, Ericsson, IntervoiceBrite, Latitude, Nortel Networks, Nuance, PolyCom, Rockwell FirstPoint Contact, Siemens, SpectraLink, SpeechWorks, Verint and VTEL.

RISK FACTORS

     Each prospective investor should carefully consider the following factors, among others, prior to purchasing any of the securities offered hereby.

Risks Relating to Norstan

Declining revenues will reduce Norstan’s opportunities to generate profits.

     Over the past three years, Norstan’s revenues from continuing operations have steadily eroded. Regardless of Norstan’s ability to manage general and administrative expenses, reductions in revenues will adversely affect Norstan’s capacity to generate significant earnings. The deterioration of Norstan’s revenues is attributable to both general economic conditions and declining interest in telecommunications equipment based on the PBX platform. There can be no assurance that economic conditions, particularly in the telecommunications industry, will substantially improve within the foreseeable future. Norstan has invested, and will continue to invest, in Internet-protocol telephony and other non-PBX based communications technology; however, there can no assurance that Norstan’s investments will ultimately generate revenues and gross margins sufficient to replace the amounts lost from deteriorating sales of PBX based products.

Technological changes and new product offerings may adversely affect Norstan’s sales.

     The market for communications products and services are characterized by technological change and frequent new product introductions. Accordingly, we believe that our future success will depend on our ability to identify and incorporate in a timely manner new products and enhancements to existing products and services that gain market acceptance. Although Norstan does not manufacture any products, there can be no assurance that the products and services we offer will not become technologically obsolete, or that we will be able to identify, market or support new products successfully, that such new products will gain market acceptance or that we will be able to respond effectively to technological change. Norstan’s failure to keep pace with technological changes or offer products with market acceptance will adversely affect our sales revenues, our profitability and our stock price.

Execution of our growth plan will require modification of our primary lending agreement.

     Our plan for achieving revenue growth requires a substantial investment of capital unlikely to produce a short-term return. We believe the execution of our plan will result in violations of profitability and other covenants currently contained in Norstan’s primary loan facility agreement. Norstan is negotiating with representatives of its lender for modifications of such covenants.

     Norstan incurred a loss from continuing operations of approximately $1 million for the fourth quarter ended April 30, 2003. Such loss placed Norstan out of compliance with one of the covenants referred to in the preceding paragraph. We have requested from our lender a waiver of this covenant violation.

     Although management anticipates success in connection with its negotiations for an amendment of Norstan’s loan agreement and a waiver of the existing covenant violation, there can be no assurance such efforts will, in fact, succeed. Failure to achieve substantial compliance with the terms and conditions of our primary loan facility agreement or, alternatively, an inability to pursue our plan to achieve revenue growth, may have a substantial adverse effect on our future results of operations and the market price of our common stock.

We may be unable to attract or retain high quality employees in sufficient numbers.

     Our success depends in large part on our ability to attract, develop, motivate and retain highly skilled and educated professionals possessing technical expertise and business generation skills. Qualified consultants, telecommunications systems installers and other technical resources are in great demand and are likely to remain a limited resource for the foreseeable future. There can be no assurance that Norstan will be able to attract and retain sufficient numbers of qualified personnel in the future. The loss of a significant number of consultants, selling professionals and systems installers could adversely affect Norstan’s ability to generate product sales and consulting revenues and could have a material adverse effect on Norstan’s business, operating results, financial condition and stock price.

We propose to grow through acquisitions which creates certain business risks.

     Norstan is seeking to acquire other businesses that will contribute to the depth and versatility of our product and service offerings and the locations from which we can offer them. However, there can be no assurance that we will be able to identify suitable acquisition candidates or that, if identified, we will be able to acquire such businesses on acceptable terms. Moreover, other companies are competing for acquisition candidates which could increase the price of acquisition targets and decrease the number of attractive businesses available for acquisition.

     There can be no assurance that the anticipated economic, operation and other benefits of any future acquisitions will be achieved or that we will be able to successfully integrate acquired businesses in a timely manner without substantial costs, delays or other operational or financial problems. The difficulties of such integration may initially be increased by the necessity of integrating personnel with disparate business backgrounds and cultures. In addition, acquisitions may involve the expenditure of significant funds. Failure to effectively integrate the acquired companies may adversely affect our ability to secure new business or retain our existing customers. Customer dissatisfaction or performance problems at a single acquired company could have an adverse effect on the reputation of Norstan as a whole, resulting in increased difficulty in marketing our products and services or acquiring companies in the future. In addition, there can be no assurance that the acquired companies will operate profitably. Acquisitions also involve a number of additional risks, including diversion of management attention, potential loss of key customers or personnel, risks associated with unanticipated problems, liabilities or contingencies, and risks of entering markets in which Norstan has limited or no direct expertise. The occurrence of some or all of the events described in these risks would have a material adverse effect on our business, operating results, financial condition and stock price.

We depend on strategic alliances that may not continue.

     We have a series of agreements authorizing us to act as a distributor of communications equipment from a variety of manufacturers. We currently have distribution agreements with Siemens Business Communications Systems, Inc. (“Siemens”), Aspect, PictureTel, VTEL, Lucent Technologies (formerly Octel), Ericsson, Nortel Networks, Iwatsu, Isoetec, Cisco Systems, Sprint, Latitude, Intervoice, Applied Voice Technology and others. In addition, Norstan and Siemens have an agreement under which we are an authorized agent for the refurbishment and sale of previously owned Siemens equipment in the United States. Periodically, these distribution agreements expire and new agreements must be negotiated if Norstan desires to continue distributing the applicable manufacturer’s products. Norstan’s agreement with Siemens permitting Norstan to distribute new Siemens equipment will expire in July 2003 unless renewed prior to that date. There can be no assurance that Siemens or any other manufacturer with whom Norstan does business will elect to continue its relationship with Norstan on substantially the same terms and conditions as contained in the parties’ prior agreements. We believe that an interruption, or substantial modification, of its distribution relationship with any of the manufacturers identified above could have a material adverse effect on our business, operating results and financial condition. In addition, much of Norstan’s success is derived from market acceptance of each manufacturer’s products. These products compete with those offered by several other communications equipment manufacturers. Reduced market acceptance for the products Norstan distributes, as a result of competition or other factors, could adversely effect our business, operating results, financial condition and stock price.

Our recent and projected growth is expected to tax our managerial resources which may adversely affect our profitability.

     Norstan continued its expansion into tier 1 cities during fiscal 2003 by increasing our sales presence in four cities and we expect to expand operations further in fiscal 2004. Norstan’s ability to manage the growth of its operations will require it to continue to improve its operational, financial and other internal systems and to attract, develop, motivate and retain its employees. Our growth has presented and will continue to present numerous challenges. If Norstan’s management is unable to manage growth or new employees are unable to achieve anticipated performance or utilization levels, our business, operating results and financial condition could be materially and adversely affected.

We may be unable to successfully compete in our market place, causing sales and profits to decline.

     The communications industry is intensely competitive and rapidly changing. Norstan’s primary competitors in this area include Lucent Technologies and the Regional Bell Operating Companies. Many of our competitors have longer operating histories, greater financial and human resources, and greater name recognition than Norstan. The passage of the Telecommunications Act of 1996 has fostered competition, by providing access to a number of entities that were previously precluded from the industry. As a result of this legislation, the pace of consolidation in this industry has accelerated. These changes in the regulatory environment could potentially affect our ability to compete successfully.

Our results of operations varies from quarter to quarter, which may cause volatility in our stock price.

     Variations in our revenues and operating results occur from quarter to quarter as a result of a number of factors, including equipment sales and installations commenced and completed during a quarter, the number of business days in a quarter, the size and scope of assignments and general economic conditions. Because a significant portion of our expenses are relatively fixed, a variation in the number of product sales or the timing of the initiation or completion of system installations or consulting projects can cause significant fluctuations in operating results from quarter to quarter. Furthermore, Norstan has historically experienced a seasonable fluctuation in its operating results, with a larger proportion of its revenues and operating income occurring during the fourth quarter of the fiscal year. Such fluctuations may contribute to the volatility of our stock price and the risk of loss assumed by investors in this offering.

Risks Associated with this Offering

The market price of our common stock is volatile.

     The market price of our common stock may vary substantially due to a variety of factors, including quarterly fluctuations in results of operations, adverse circumstances affecting the introduction or market acceptance of new products and services offered by Norstan, announcements of new products and services by competitors, changes in earnings estimates by analysts, sales of common stock by existing shareholders, loss of key personnel and other factors. The market price of our common stock may also be affected by our ability to meet analysts’ or other market expectations, and any failure or anticipated failure to meet such expectations, even if minor, could have a material adverse effect on the market price of our common stock. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market prices of securities issued by many companies for reasons unrelated to the operating performance of these companies. A substantial decrease in the market price of our common stock will greatly reduce its utility as a currency to effect future acquisitions. Moreover, during the past, following period of volatility in the market price of a company’s securities, securities class action litigation has often been instituted against such a company. Any such litigation instigated against Norstan could result in substantial costs and a diversion of management’s attention and resources, which could have a material adverse effect on our business, operating results and financial condition.

Certain Anti-Takeover Effects

     Norstan is subject to Minnesota statutes regulating business combinations and restricting voting rights of certain persons acquiring shares of Norstan (the “Minnesota Anti-Takeover Statutes”). In addition, we adopted a shareholder rights agreement (the “Shareholder Rights Agreement”) providing for the issuance to shareholders of rights to purchase additional shares of our common stock under certain circumstances. The Shareholder Rights Agreement combined with the Minnesota Anti-Takeover Statutes may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of Norstan’s securities, or the removal of incumbent management.

Restrictions on the Payment of Dividends

     We have not recently declared or paid any cash dividends on our common stock and do not intend to pay cash dividends in the foreseeable future. Norstan currently expects to retain earnings to finance the expansion of its business. In addition, Norstan’s revolving long-term credit agreement prohibits the payment of cash dividends without the prior written consent of the lenders thereunder.

FORWARD-LOOKING STATEMENTS

     This prospectus includes and incorporates by reference forward-looking statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. These statements relate to analyses and other information which are based on forecasts of future results and estimates of amounts not yet determinable. These statements also relate to our future prospects, developments and business strategies.

     These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” and similar terms and phrases, including references to assumptions. These statements are contained in sections entitled “Risk Factors” and other sections of this prospectus and in the documents incorporated by reference in this prospectus.

     These forward-looking statements involve uncertainties that may cause our actual future activities and results of operations to be materially different from those suggested or described in this prospectus. These uncertainties include competition; industry conditions; our structure as a holding company; our dependence on key personnel; the geographic concentration of our operations; and governmental regulations.

     Our risks are more specifically described in “Risk Factors.” If one or more of these risks materialize, our actual results may vary materially from those expected, estimated or projected.

USE OF PROCEEDS

     Norstan will not receive any proceeds from the sale of the common stock by the selling shareholder.

SELLING SHAREHOLDER

     The following table sets forth the number of shares of common stock owned by the selling shareholder as of the date of this prospectus, assuming all the shares of Norstan common stock beneficially owned by the selling shareholder will be sold. To our knowledge the selling shareholder has sole voting and investment power with respect to the shares beneficially owned.

	Shares			Shares
	Beneficially Owned		Shares to	Beneficially Owned
	Prior to the Offering		be Sold	After the Offering
in the
Name of Selling Shareholder	Number	Percentage	Offering	Number	Percentage

Jess Morgan & Co.	100,000	*	100,000	—	—

*	Less than one percent.

     The shares of Norstan common stock listed as shares to be sold in the offering were issued to the selling shareholder in a private placement transaction completed on May 2, 2003. Pursuant to the terms of the related stock purchase agreement, Norstan is obligated to prepare, file and cause to be made effective a registration statement covering the resale of the shares.

     From time to time, Norstan may issue prospectus supplements to reflect certain additional information pertaining to the selling shareholder. Such information may include a change in the number of shares of common stock beneficially owned by the selling shareholder, the public offering price of shares to be sold, the names of any agent, dealer or underwriter employed by the selling shareholder, or any applicable commission or discount relative to a particular offer.

PLAN OF DISTRIBUTION

     The selling shareholder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling shareholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

     The selling shareholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

     The selling shareholder may also engage in short sales against the box, puts and calls and other transactions in securities of Norstan and may sell or deliver shares in connection with these trades. The selling shareholder may pledge its shares to its brokers under the margin provisions of customer agreements. If the selling shareholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

     Broker-dealers engaged by the selling shareholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchase) in amounts to be negotiated. The selling shareholder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

     The selling shareholder and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     Norstan is required to pay all fees and expenses incident to the registration of the shares, excluding fees and disbursements of any counsel engaged by the selling shareholder. Norstan has agreed to indemnify the selling shareholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

     Certain legal matters in connection with the common stock offered hereby will be passed upon for Norstan by Maslon Edelman Borman & Brand, LLP, Minneapolis, Minnesota.

EXPERTS

     The financial statements and the related financial statement schedules incorporated in this prospectus by reference from: (i) Norstan, Inc.’s Annual Report on Form 10-K for the year ended April 30, 2002, and (ii) Norstan, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 3, 2003, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and replace this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Securities Exchange Act”) until the selling shareholder sells all the common stock. This prospectus is part of a registration statement we filed with the SEC (Registration No. 333-          ).

•	Annual Report on Form 10-K for the year ended April 30, 2002, filed with the SEC on July 29, 2002.

•	Notice of annual meeting and proxy statement on Schedule 14A filed with the SEC on August 4, 2002.

•	Quarterly Reports on Form 10-Q filed with the SEC on September 10, 2002, December 10, 2002 and March 11, 2003.

•	Current Report on Form 8-K filed with the SEC on February 3, 2003.

•	The description of our common stock contained in our registration statement on Form 8-A, as amended.

•	Future filings under the Securities Exchange Act.

     You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Norstan, Inc. 5101 Shady Oak Road Minnetonka, Minnesota 55343 Attention: Investor Relations

     You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. The selling stockholders will not make any offer of the common stock in any state where the offer is not permitted. You should not assume that the information on this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the SEC’s public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on public reference rooms. Our SEC filings are also available to the public from the SEC’s web site at http://www/sec/gov.

No dealer, salesperson or other individual has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with the offering made hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by Norstan, Inc. This prospectus does not constitute an offer to sell, or solicitation of an offer to buy, any securities offered hereby to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date of this prospectus.

Norstan, Inc.

100,000
Shares
of
Common Stock

PROSPECTUS

June 20, 2003

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

     The following table sets forth the estimated expenses, all of which are being paid by the Company, in connection with this offering:

Registration Fee	$30
Accounting Fees	7,500
Nasdaq Listing Fee	2,000
Legal Fees and Expenses	30,000
Miscellaneous	2,000

Total	$41,530

Item 15. Indemnification of Directors and Officers.

     The Company is governed by Minnesota Statutes Chapter 302A. Minnesota Statutes Section 302A.521 provides that a corporation shall indemnify any person made or threatened to be made a party to any proceeding by reason of the former or present official capacity of such person against judgments, penalties, fines, including, without limitation, excise taxes assessed against such person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorney’s fees and disbursements, incurred by such person in connection with the proceeding, if, with respect to the acts or omissions of such person complained of in the proceeding, such person has not been indemnified by another organization or employee benefit plan for the same expenses with respect to the same acts or omissions; acted in good faith; received no improper personal benefit and Section 302A.255, if applicable, has been satisfied; in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and in the case of acts or omissions by persons in their official capacity for the corporation, reasonably believed that the conduct was in the best interest of the corporation, or in the case of acts or omissions by persons in their capacity for other organizations, reasonably believed that the conduct was not opposed to the best interests of the corporation. Subdivision 4 of Section 302A.521 of the Minnesota Statutes provides that a company’s articles of incorporation or bylaws may prohibit such indemnification or place limits upon the same. The Company’s articles and bylaws do not include any such prohibition or limitation. As a result, the Company is bound by the indemnification provisions set forth in Section 302A.521 of the Minnesota Statutes.

     As permitted by Section 302A.251 of the Minnesota Statutes, the Articles of Incorporation of the Company provide that a director shall have no personal liability to the Company and its shareholders for breach of his fiduciary duty as a director, to the fullest extent permitted by laws. The Selling Agency Agreement executed by and between Norstan and the selling agent in this private placement offering contains provisions under which the Company, on the one hand, and the selling agent on the other hand, have agreed to indemnify each other (including officers and directors of the Company and the selling agent, and any person who may be deemed to control the Company or the selling agent) against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

Item 16. Exhibits.

Number	Description

5	Opinion of Maslon Edelman Borman & Brand, LLP

23(1)	Consent of Deloitte & Touche LLP

23(2)	Consent of Maslon Edelman Borman & Brand, LLP (included in Exhibit 5)

24	Power of Attorney (included on Page II-3)

Item 17. Undertakings.

   (a)  The undersigned Registrant hereby undertakes:

     (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     (2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4)  That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to the initial bona fide offering thereof.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Minnetonka, State of Minnesota, on June 18, 2003.

NORSTAN, INC. Registrant

By:	/s/ James C. Granger

Name:	James C. Granger
Title:	President and Chief Executive Officer (Principal Executive Officer)

By:	/s/ Scott G. Christian

Name: Title:	Scott G. Christian Executive Vice President and Chief Financial Officer (Principal Financial Officer)

POWER OF ATTORNEY

     KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Scott G. Christian and Philip J. Tilton, each or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 18th day of June, 2003 by the following persons in the capacities indicated:

Signature	Title

/s/ James C. Granger James C. Granger	Chief Executive Officer and Director

/s/ Paul Baszucki Paul Baszucki	Chairman of the Board and Director

/s/Alan L. Mendelson Alan L. Mendelson	Director

/s/ Mercedes Walton Mercedes Walton	Director

/s/ John R. Eickhoff John R. Eickhoff	Director

/s/ Constance M. Levi Constance M. Levi	Director

/s/ Jagdish N. Sheth Jagdish N. Sheth	Director

/s/ James E. Ousley James E. Ousley	Director

/s/ Frank P. Russomanno Frank P. Russomanno	Director

EXHIBIT INDEX

Exhibit	Description of Document	Page No.

5	Opinion of Maslon Edelman Borman & Brand, LLP.

23(1)	Consent of Deloitte & Touche LLP.

23(2)	Consent of Maslon Edelman Borman & Brand, LLP (included in Exhibit 5).

24	Power of Attorney (included on Page II-3).